SUB-ITEM 77 C:  Submission of matters to a vote of security holders

Special Meetings of Shareholders of the VISION Funds and the ARK Funds were held on August 14, 2003. The following items, which are required to be reported under this SUB-ITEM 77C, were voted on at the meeting:

1. A Special Meeting of VISION Large Cap Core Fund, VISION Intermediate Term Bond Fund and VISION Pennsylvania Municipal Income Fund shareholders was held on August 14, 2003. On June 16, 2003, the record date for shareholders voting at the meeting, there were 15,181,352 total outstanding shares for VISION Large Cap Core Fund, 14,264,707 total outstanding shares for VISION Intermediate Term Bond Fund, and 8,048,091 total outstanding shares for VISION Pennsylvania Municipal Income Fund. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
To approve or disapprove an Agreement and Plan of Reorganization ("Plan") between the Trust, on behalf of the Acquired VISION Fund and on behalf of a corresponding newly-created VISION Fund (the "Acquiring VISION Fund") whereby the Acquiring VISION Fund would acquire all of the assets of the corresponding Acquired VISION Fund in exchange solely for the Acquiring VISION Fund's assumption of the Acquired VISION Fund's liabilities and the Acquiring VISION Fund's shares, to be distributed pro rata by the Acquired VISION Fund to the holders of its shares, in complete liquidation of the Acquired VISION Fund.
VISION LARGE CAP CORE FUND
For

Against

Abstentions
and Broker
Non-Votes

12,853,21
6

481

8,692



VISION INTERMEDIATE TERM BOND FUND
For

Against

Abstentions
and Broker
Non-Votes

13,182,64
0

410

3,277



VISION PENNSYLVANIA MUNICIPAL INCOME FUND
For

Against

Abstentions
and Broker
Non-Votes

6,194,546

47,081

20,241




2. A Special Meeting of ARK Funds shareholders was held on August 14, 2003. On June 16, 2003, the record date for shareholders voting at the meeting, the following were the total outstanding shares for each ARK
Fund: Balanced Portfolio - 13,986,354; Blue Chip Equity Portfolio - 14,724,346; Capital Growth Portfolio - 11,694,671; Emerging Markets Equity Portfolio - 632,046; Equity Income Portfolio - 8,165,486; Equity Index Portfolio - 13,074,898; Income Portfolio - 24,139,435; Intermediate Fixed Income Portfolio - 12,183,364; International Equity Portfolio - 3,230,741; Maryland Tax-Free Portfolio - 12,246,154; Mid-Cap Equity Portfolio- 6,894,915; Money Market Portfolio - 1,067,650,001; Pennsylvania Tax-Free Money Market Portfolio - 20,280,150; Pennsylvania Tax-Free Portfolio - 15,229,183; Prime Cash Management Portfolio - 49,256,477; Short-Term Bond Portfolio - 5,964,969; Short-Term Treasury Portfolio - 5,911,227; Small-Cap Equity Portfolio - 9,391,170; Social Issues Blue Chip Equity Portfolio - 106,992; Social Issues Capital Growth Portfolio - 24,862; Social Issues Intermediate Fixed Income Portfolio - 313,320; Social Issues Small-Cap Equity Portfolio - 64,213; Tax-Free Cash Management Portfolio - 13,070,114; Tax-Free Money Market Portfolio - 185,134,326; U.S. Government Bond Portfolio - 9,652,734; U.S. Government Cash Management Portfolio - 918,439,732; U.S. Government Money Market Portfolio - 1,750,082,420; U.S. Treasury Cash Management Portfolio - 39,145,889; U.S. Treasury Money Market Portfolio - 437,284,370; and Value Equity Portfolio - 22,957,304. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

To approve or disapprove an Agreement and Plan of Reorganization ("Plan") between the Trust, on behalf of the ARK Fund, and the VISION Group of Funds, on behalf of a corresponding VISION Fund series (the "Acquiring Fund"), whereby the Acquiring Fund would acquire all of the assets of the corresponding ARK Fund in exchange for the Acquiring Fund's assumption of the ARK Fund's liabilities and the Acquiring Fund's shares, to be distributed pro rata by the ARK Fund to the holders of its shares, in complete liquidation of the ARK Fund.

ARK BALANCED PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

10,165,22
3

20,848

51,938



ARK BLUE CHIP EQUITY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

10,689,84
5

9,027

17,575



ARK CAPITAL GROWTH PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

7,844,404

33,534

20,966



ARK EQUITY INCOME PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

7,467,246

2,181

1,128



ARK EQUITY INDEX PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

11,551,21
4

113,522

1,874



ARK INCOME PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

21,606,83
1

96,961

16,088



ARK INTERMEDIATE FIXED INCOME PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

11,426,69
0

6,356

2,987



ARK INTERNATIONAL EQUITY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

1,901,491

21,452

5,292



ARK MARYLAND TAX-FREE PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

10,042,25
2

48,089

9,252



ARK MID-CAP EQUITY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

6,248,412

1,658

680



ARK MONEY MARKET PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

540,675,1
28

5,234,477

16,724,862



ARK PENNSYLVANIA TAX-FREE MONEY MARKET PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

17,460,11
4

25,238

83,871



ARK PENNSYLVANIA TAX-FREE PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

13,140,18
3

0

384



ARK PRIME CASH MANAGEMENT PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

25,547,47
1

0

0



ARK SHORT-TERM BOND PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

5,363,330

23,012

1,524



ARK SHORT-TERM TREASURY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

4,911,536

737

2,888



ARK SMALL-CAP EQUITY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

4,590,026

226,035

59,750



ARK SOCIAL ISSUES BLUE CHIP EQUITY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

106,991

0

0



ARK SOCIAL ISSUES CAPITAL GROWTH PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

16,293

0

0



ARK SOCIAL ISSUES INTERMEDIATE FIXED INCOME PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

313,318

0

0



ARK TAX-FREE CASH MANAGEMENT PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

12,991,84
1

0

0



ARK TAX-FREE MONEY MARKET PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

113,390,1
40

0

11,319



ARK U.S. GOVERNMENT BOND PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

8,891,705

1,677

5,395



ARK U.S. GOVERNMENT CASH MANAGEMENT PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

774,520,2
80

0

0



ARK U.S. GOVERNMENT MONEY MARKET PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

1,373,156
,571

1,368,905

4,796,424



ARK U.S. TREASURY MONEY MARKET PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

332,793,5
83

945

31,637








ARK VALUE EQUITY PORTFOLIO
For

Against

Abstentions
and Broker
Non-Votes

18,922,88
4

51,260

12,991





The Definitive Proxy Statement/Prospectus for these Special Meetings was filed with the Securities and Exchange Commission on May 16, 2003, and
is incorporated by reference. (File Nos. 333-105310 and   811-5514).